Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in MusclePharm Corporation’s Registration Statements on Form S-8 (File No. 333-212576) of our report dated April 2, 2018, relating to the consolidated financial statements that appear in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

April 2, 2018
Denver, Colorado